UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 29, 2020

(Date of report/date of earliest event reported)

CONSUMERS BANCORP, INC.

(Exact name of registrant as specified in its charter)

OHIO	033-79130	34-1771400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

(Address of principal executive offices) (Zip Code)

(330) 868-7701

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2020, Consumers National Bank (the “Bank”), a wholly-owned subsidiary of Consumers Bancorp, Inc. (the “Company”), entered into amended and restated salary continuation agreements (each an “Agreement” and collectively, the “Agreements”), effective December 29, 2020, with each of Ralph Lober, President and CEO, Scott E. Dodds, EVP, Senior Loan Officer and Renee K. Wood, EVP, Chief Financial Officer and Treasurer of the Company (each, an “Executive”).

The Agreements were made under the Company’s salary continuation program; a plan that exists to encourage the long-term retention of certain executives and avoid the cost of executive turnover. Under the Agreements, upon normal retirement from the Company at the age of 65, the Executive will receive 180 months of salary continuation payments in an amount equal to a certain percentage as specified in the agreement of their average compensation paid during the three years preceding their retirement. Vesting under the Agreement commences at the age specified in the agreement allowing the Executive to be eligible to receive a reduced benefit if they retire between the age vesting begins and age 65. If the Executive dies during active service, their beneficiary is entitled to receive the retirement benefit to which the Executive would have been entitled. Upon termination of employment following a disability or a change in control of the Bank, the Executive will be fully vested under the plan and eligible to receive a payment. In the event of a disability, the benefit will be equal to the amount accrued by the Company at the time of disability. In the event of a change in control, the benefit will be equal to the sum of a specified multiple of (1) the Executive’s Base Salary in effect immediately preceding the termination of employment (2) the incentive compensation paid to the Executive during the immediately preceding calendar year and (3) the equity compensation paid to the Executive during the immediately preceding calendar year; plus 100% of the accrual balance determined as of the end of the month preceding termination of employment.

The preceding description of the Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

d. Exhibits

Exhibit No.	Description

10.1	Form of Salary Continuation Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consumers Bancorp, Inc.

Date: December 29, 2020	/s/ Ralph J. Lober, II
Ralph J. Lober, II President and Chief
Executive Officer